SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (date of earliest event reported)
January 18, 2002

WARWICK COMMUNITY BANCORP, INC.

(Exact name of Registrant as specified in its Charter)

Delaware	000-23293	06-1497903
(State or other jurisdiction of incorporation)	(Commission File No.)	(IRS Employer Identification Number)

18 Oakland Avenue, Warwick, New York 10990-0591

(Address of principal executive offices, including zip code)

Registrant's telephone number, including area code: (845) 986-2206

N/A

(Former name or former address, if changed since last Report)

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ITEM 5. OTHER EVENTS

       On January 18, 2002, Warwick Community Bancorp, Inc. issued the attached press release announcing that its Annual Meeting of Shareholders for the year ended December 31, 2001 will be held on April 16, 2002 at 9:30 a.m., at The Inn at Central Valley in Central Valley, New York. Shareholders of record on March 1, 2002 will be entitled to vote on matters considered at the meeting.

ITEM 7. FINANCIAL STATEMENTS, PRO FORMA FINANCIAL INFORMATION
              AND EXHIBITS

       (c)   Exhibit 99 - Press Release dated January 18, 2002.

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SIGNATURES

       Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

WARWICK COMMUNITY BANCORP, INC.

Date: January 18, 2002	By: /s/ Fred G. Kowal Fred G. Kowal Chairman and Chief Executive Officer

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EXHIBIT INDEX

Exhibit No.	Description

99	Press Release dated January 18, 2002